UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

ViewCast.com, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 31, 2011
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of ViewCast.com, Inc., doing business as ViewCast Corporation (“ViewCast”), to be held on Wednesday, November 30, 2011, at 1:30 p.m. local time at our offices located at 3701 W. Plano Parkway, Suite 300, Plano, TX 75075. At the meeting, you will be asked to consider and vote upon the following proposals:
(1) To elect four directors to serve for a one-year term or until their successors are duly elected and qualified,
(2) To ratify the appointment of BKD, LLP as ViewCast’s independent registered public accounting firm for fiscal year 2011, and,
(3) To transact such other business as may properly come before the meeting and any adjournment thereof.
After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each of the proposals. Details of the proposals and business to be conducted at the meeting can be found in the enclosed Notice of Meeting and Proxy Statement that follow. In addition, we will report on the affairs of ViewCast and a discussion period will be provided for questions and comments of general interest to stockholders.
Your vote is extremely important. Whether or not you are able to attend, your shares should be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy card and mail it in the postage-paid return envelope provided at your earliest convenience. Your prompt response is greatly appreciated.
Thank you for your consideration and support.

Sincerely,

John C. Hammock
President and Chief Operating Officer

ViewCast Corporation
Notice of Annual Meeting of Stockholders
November 30, 2011
TO THE STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ViewCast.com, Inc., doing business as ViewCast Corporation (“ViewCast”), a Delaware corporation, is scheduled to be held on November 30, 2011 at 1:30 p.m., local time, at our offices located at 3701 W. Plano Parkway, Suite 300, Plano, TX 75075 for the following purposes:
1) To elect four directors to serve for a one-year term or until their successors are duly elected and qualified;
2) To ratify the appointment of BKD, LLP as ViewCast’s independent registered public accounting firm for fiscal year 2011; and
3) To transact such other business as may properly come before the meeting and any adjournment thereof.
Only stockholders of record at the close of business on October 12, 2011 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the meeting, however, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Stockholders attending the meeting may revoke their proxy and vote in person.

FOR THE BOARD OF DIRECTORS

John C. Hammock President and Chief Operating Officer
YOUR VOTE IS IMPORTANT!
Even if you plan to attend the meeting, please complete, sign and return promptly the enclosed proxy card in the envelope provided to ensure that your vote will be counted. You may vote in person at the meeting, if you so desire, even if you have previously sent in your proxy.
If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

ViewCast Corporation
PROXY STATEMENT
GENERAL INFORMATION
Proxy Solicitation
This Proxy Statement is furnished to the holders of common stock, $.0001 par value (the “Common Stock”) and holders of Series E Convertible Redeemable Preferred Stock, $.0001 par value (the “Series E Preferred”), (the Common Stock and Series E Preferred collectively, the “Voting Shares”) of ViewCast.com, Inc., a Delaware corporation (“ViewCast” or the “Company”) in connection with the solicitation by the Board of Directors of ViewCast of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, November 30, 2011 (the “Annual Meeting”), or at any adjournment or postponement thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders do not have dissenters’ rights of appraisal in connection with these proposals. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.
The Board of Directors of ViewCast is soliciting proxies for use at the Annual Meeting. These proxy solicitation materials are first being mailed on or about October 31, 2011 to all stockholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. ViewCast will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Voting Shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of Voting Shares at the Annual Meeting, officers, agents and employees of ViewCast may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. ViewCast expects to spend approximately $20,000.00 soliciting proxies for the Annual Meeting. All expenses incurred in connection with this solicitation will be borne by ViewCast.
Revocability and Voting of Proxy
A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of ViewCast a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of ViewCast’s Voting Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of the matters as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters that may properly come before the Annual Meeting.
Voting Securities, Record Date and Voting Rights
Only holders of record of the Voting Shares at the close of business on October 12, 2011 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 55,699,005 shares of Common Stock were issued and outstanding, excluding treasury stock. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting. As of the record date, 80,000 shares of Series E Preferred were issued and outstanding. Each holder of Series E Preferred is entitled to full voting rights and powers equal to the voting rights and powers of the holders of the Common Stock. For each share of Series E Preferred held, the holder thereof shall be entitled to the number of votes into which such share of Series E Preferred could then be converted into Common Stock. The equivalent amount of Common Stock as of the record date is 16,000,000 shares. Each holder of Series E Preferred shall be entitled to vote, together with holders of the Common Stock, with respect to any question upon which holders of the Common Stock have the right to vote. Fractional votes, however, are not permitted and any fractional voting rights available on an as converted basis will be rounded to the nearest whole number (with one-half being rounded upward).
The holders of a majority of the outstanding Voting Shares, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be counted as present for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because the broker or nominee does not have discretionary voting authority for that matter and instructions have not been received from the beneficial owner. Generally, broker non-votes do not affect the determination of whether a quorum is present at the Annual Meeting because, in most cases, some of the shares held in the broker’s name have been voted and, therefore, all of the shares held in the broker’s name are considered present at the Annual Meeting.

Directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.
The ratification of the appointment of BKD, LLP as ViewCast’s independent registered public accounting firm for fiscal year 2011 and all other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. For this purpose and under applicable law, abstentions and broker non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.
Inspectors of Election appointed by ViewCast will tabulate votes at the Annual Meeting.
Notice of Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Material for the Stockholders Meeting to be held on November 30, 2011.
The Proxy Statement and Annual Report are available at http://www.proxydocs.com/vcst.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of September 30, 2011, based on information obtained from public records and our books and records regarding the persons named below, with respect to the beneficial ownership of shares of our Common Stock and Series E Preferred, respectively, by: (i) each person or a group known by us to be the owner of more than five percent (5%) of each class of our outstanding voting securities, (ii) each director, (iii) each executive officer and (iv) all officers and directors as a group. Except as otherwise indicated, each person shown in the table has voting and investment power with respect to the shares listed next to his or her name. Except as otherwise indicated, the address for each person listed in the table below is c/o ViewCast.com, Inc., 3701 W. Plano Parkway, Suite 300, Plano, TX 75075.

						Percentage of
			Percentage of			Series E
			Common	Shares of Series E		Preferred
	Shares of Common		Stock	Preferred Stock		Stock
Name and Address of	Stock Beneficially		Beneficially	Beneficially		Beneficially
Beneficial Owner	Owned		Owned (1), (2)	Owned		Owned
Directors and Executive Officers
JOSEPH AUTEM	163,200	(3)	*	—		—
DAVID W. BRANDENBURG	4,609,934	(4)	8.26%	—		—
ADRIAN GIUHAT	102,778	(5)	*	—		—
JOHN C. HAMMOCK	52,778	(6)	*	—		—
SHEREL D. HORSLEY	150,000	(7)	*	—		—
LAURIE L. LATHAM	669,211	(8)	1.19%	—		—
GEORGE C. PLATT	757,194	(9)	1.35%	—		—
JOHN W. SLOCUM, JR.	160,000	(10)	*	—		—
All executive officers and directors as a group (eight (8) persons)	6,665,095	(11)	11.59%	—		—
Certain Persons
H.T. ARDINGER, JR.	35,523,545	(12)	49.55%	80,000	(14)	100%
JOHN J. SCAMARDELLA	3,208,347	(13)	5.76%	—		—

*	Less than one percent (1%)

1.
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from September 30, 2011 upon the exercise of options or conversion of shares of Series E Preferred Stock. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from September 30, 2011 have been exercised and that shares of Series E Preferred Stock that are held by such person have been converted. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

2.
Based on a total of 55,699,005 shares issued and outstanding which excludes treasury stock, plus, for each person listed, any Common Stock that person has the right to acquire within 60 days from September 30, 2011 pursuant to options or the conversion of shares of Series E Preferred Stock.

3.
Includes the following shares issuable under the 1995 Directors Option Plan upon exercise of options: (i) 10,000 shares issuable upon exercise at $0.26 per share, (ii) 10,000 shares issuable upon exercise at $0.615 per share, and (iii) 10,000 shares issuable upon exercise at $0.37 per share; includes under the 2005 Stock Incentive Plan (the “2005 Plan”): (i) 25,000 shares issuable upon exercise at $0.39 per share, (ii) 25,000 shares issuable upon exercise at $0.42 per share, (iii) 25,000 shares issuable upon exercise at $0.475 per share, (iv) 25,000 shares issuable upon exercise at $0.17 per share, and (v) 25,000 shares issuable upon exercise at $0.235 per share.

4.
Information is based on filings made with the SEC under Sections 13 or 16 of the Exchange Act through September 30, 2011 and includes: (i) 934,717 shares held directly by Mr. Brandenburg’s spouse and (ii) the following shares issuable under the 2005 Plan upon exercise of options: (i) 50,000 shares issuable upon exercise at $0.315 per share, (ii) 25,000 shares issuable upon exercise at $0.17 per share, and (iii) 25,000 shares issuable upon exercise at $0.235 per share.

5.	Includes the following shares issuable under the 2005 Plan upon exercise of options: (i) 77,778 shares issuable upon exercise at $0.2645 per share.

6.	Includes the following shares issuable under the 2005 Plan upon exercise of options: (i) 52,778 shares issuable upon exercise at $0.17 per share.

7.
Includes the following shares issuable under the 2005 Plan upon exercise of options: (i) 50,000 shares issuable upon exercise at $0.20 per share, (ii) 25,000 shares issuable upon exercise at $0.42 per share, (iii) 25,000 shares issuable upon exercise at $0.475 per share, (iv) 25,000 shares issuable upon exercise at $0.17 per share, and (v) 25,000 shares issuable upon exercise at $0.235 per share.

8.
Includes the following shares issuable under the 1995 Employee Stock Option Plan (the “1995 Employee Plan”) and the 2005 Plan upon exercise of options: (i) 107,639 shares issuable upon exercise at $0.33 per share, (ii) 79,167 shares issuable upon exercise at $0.17 per share, (iii) 60,000 shares issuable upon exercise at $0.485 per share, (iv) 50,000 shares issuable upon exercise at $0.285 per share, (v) 62,500 shares issuable upon exercise at $0.42 per share, and (vi) 250,000 shares issuable upon exercise at $0.48 per share.

9.
Includes the following shares issuable under the 1995 Employee Plan and the 2005 Plan upon exercise of options: (i) 200,000 shares issuable upon exercise at $0.33 per share, (ii) 50,000 shares issuable upon exercise at $0.17 per share, (iii) 70,000 shares issuable upon exercise at $0.485 per share, (iv) 70,000 shares issuable upon exercise at $0.285 per share, (v) 12,500 shares issuable upon exercise at $0.42 per share, and (vi) 130,000 shares issuable upon exercise at $0.48 per share.

10.
Includes the following shares issuable under the 2005 Plan upon exercise of options: (i) 33,335 shares issuable upon exercise at $0.20 per share, (ii) 25,000 shares issuable upon exercise at $0.42 per share, (iii) 25,000 shares issuable upon exercise at $0.475 per share, (iv) 25,000 shares issuable upon exercise at $0.17 per share, and(v) 25,000 shares issuable upon exercise at $0.235 per share.

11.	Includes an aggregate of 1,810,697 shares of our Common Stock issuable under the 1995 Directors Option Plan, 1995 Employee Plan and 2005 Plan, upon the exercise of stock options.

12.
Information is based on filings made with the SEC under Sections 13 or 16 of the Exchange Act through September 30, 2011 and includes: (i) 181,501 shares owned by Mr. Ardinger’s spouse, (ii) 5,562,687 shares owned by Ardinger LP, and (iii) 16,000,000 shares of Common Stock reserved for issuance upon the conversion of $8,000,000 of Series E Convertible Redeemable Preferred Stock to Common Stock at $0.50 per share owned by Ardinger LP.

13.	Based on filings made with the SEC under Sections 13 or 16 of the Exchange Act through September 30, 2011.

14.	All 80,000 shares of Series E Preferred Stock are held directly by Ardinger LP.

PROPOSAL 1
ELECTION OF DIRECTORS
General
At the 2011 Annual Meeting, four directors are to be elected. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting or until their successors are elected and qualified. Messrs. Platt, Autem, Horsley, Slocum and Brandenburg currently serve as directors of ViewCast. Mr. Horsley has elected to not stand as a director nominee at the next Annual Meeting. In the event any of these nominees is unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.
The Board of Directors recommends a vote FOR the election of the directors named on the enclosed Proxy.
Directors
The names of the nominees for Director and certain other information about them as of September 30, 2011 are set forth below.

Name	Age	Director Since	Position Held with Company

George C. Platt	71	1999	Chairman of the Board

Joseph Autem	53	1999	Director

John W. Slocum, Jr.	71	2006	Director

David W. Brandenburg	66	2008	Director
George C. Platt has served as a director since September 1999 and currently serves as Chairman of the Board. On July 12, 2011, the Board named Mr. Platt as Executive Chairman. Mr. Platt joined ViewCast as Chief Executive Officer and President in September 1999. In October 2005, he relinquished the role of President, and he retired from the position of Chief Executive Officer in July 2008. From 1991 through 1999, Mr. Platt was employed by Intecom, Inc., a Dallas-based provider of multimedia telecommunications products and services, holding the positions of Chief Executive Officer and President. Prior to his employment with Intecom, Inc., Mr. Platt was the President of SRX, an entrepreneurial startup company. Before that, he was a Group Vice President (Business Communications Group) at Rolm Corporation until its acquisition by International Business Machines Corporation, or IBM, and prior to his employment at Rolm Corporation, Xerox employed him for fifteen years, where he attained the position of Operations Manager, Southeast Region. Mr. Platt holds an M.B.A. from the University of Chicago and a B.S. degree from Northwestern University. For over a decade, Mr. Platt served as a director for Intervoice, Inc., a publicly held company, until it was acquired by Convergys in the fall of 2008. During the most recent five years he did not serve as a committee member after his son joined Intervoice as a senior executive.
Mr. Platt brings to the Board of Directors a broad base of experience including operations, sales and business development and provides a senior management and public company board perspective from his experience in various organizations. Further, his contacts domestically and globally continue to be beneficial to ViewCast.
Joseph Autem has served as a director since January 1999. He currently serves as a Managing Director of CFO Partners since October 2009. Additionally, he is the general partner of Autem, L.L.C., an investment company formed in May 1999. Previously, Mr. Autem was a director of Broadcast.com, Inc. from September 1996 through August 1999. From July 1998 to the present he has served as a consultant to various companies, including a prior role as the President and a Director of Paralegals Plus, Inc. which filed for bankruptcy in November 2008. Mr. Autem was the Chief Financial Officer of Luminant from January 1999 until July 1999. Mr. Autem previously served as Senior Vice President and Chief Financial Officer of CS Wireless, Inc., a privately held company that provides wireless video and high speed internet access, from June to July 1998 and as a partner of Vision Technology Partners, a private investment company, from March 1997 to June 1998. From July 1996 to December 1996, Mr. Autem served as Chief Financial Officer of Broadcast.com, Inc. From 1992 to 1996, Mr. Autem served as Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of OpenConnect Systems, Inc., a software company. Earlier in his career, Mr. Autem was in public practice with the national accounting firm, Arthur Anderson. Mr. Autem holds a B.S. in Accounting from Pittsburg State University. In the prior five years, Mr. Autem has not served as a director on a public company board except for ViewCast.

Mr. Autem brings to the Board of Directors financial and accounting experience and insight developed within the technology industry.
John W. Slocum, Jr. has served as director since June 2006. Professor Slocum holds the title of Professor Emeritus in the Cox School of Business, Southern Methodist University in Dallas, Texas. Professor Slocum has taught on the faculties of the University of Washington, Pennsylvania State University, Ohio State University, the International University of Japan, and the Tuck School at Dartmouth College. He is the author of 28 books and currently serves as the co-editor of the Journal of World Business, Organizational Dynamics, and Journal of Leadership and Organizational Studies. Professor Slocum has also served as a management consultant to organizations such as ARAMARK, Lockheed Martin, Celanese, Prudential Bache Indonesia, among others. He is on the executive development staff of programs for the Governors of Oklahoma and Texas, SMU, and the University of North Texas Health Sciences, among others. Professor Slocum is currently on the board of advisors for Kisco Senior Living, LLC of Carlsbad, California. In the prior five years, Professor Slocum has not served as a director on a public company board except for ViewCast.
Professor Slocum brings to the Board of Directors a management and organizational perspective developed during his academic years as a professor at a top business school along with his experience from consulting with various organizations.
David W. Brandenburg has served as director since December 2008. Mr. Brandenburg is a former Chairman and Vice Chairman of the Board of Directors, Chief Executive Officer and President of Intervoice, a publicly held company acquired by Convergys in the fall of 2008. Intervoice developed and delivered enhanced services platforms to cellular service providers that enabled them to provide voice, text and video messaging and other enhanced services to their customers. Intervoice also provided Interactive Voice Response systems to Fortune 1000 and other companies. Mr. Brandenburg first joined Intervoice in 1990 as Chief Operating Officer after having served as a director since 1989. He was promoted to President of Intervoice in 1991 where he served until December 1994 when he relinquished his position of President and assumed the position of Vice Chairman of the Board until May 1995. He re-joined Intervoice as Chief Executive Officer in June 2000 and also served as Chairman of the Board from December 2000 until his retirement in November 2004. In June of 2007, Mr. Brandenburg re-joined the Intervoice Board of Directors as Chairman. He served in this position until the company was acquired by Convergys in September 2008. Mr. Brandenburg also served as President and Chief Executive Officer of AnswerSoft, Inc. a global provider of call center software automation solutions from November 1997 to May 1998, at which time it completed a merger with Davox Corporation. Davox subsequently changed its name to Concerto Software, Inc. and, following a merger with Aspect Communications Corp., is now part of Aspect Software, Inc., a privately-held company. Mr. Brandenburg’s current principal occupation is serving as a private, self-employed investor and philanthropist. He is Chairman and Chief Executive Officer of the Brandenburg Life Foundation, a 501(c)(3) charitable foundation which he founded with his wife in 1996. Mr. Brandenburg received a BSEE from the University of Michigan and a MSEE from Southern Methodist University. In the prior five years, Mr. Brandenburg has served as a director on a public company board as described above for ViewCast and Intervoice.
Mr. Brandenburg brings to the Board of Directors experience ranging from business operations and strategy to public company boards along with a stockholder perspective from his experience as a substantial investor in various organizations.
There are no family relationships among the directors, executive officers, or other significant employees of ViewCast.
Executive Officers
The following table contains information as of September 30, 2011 regarding the executive officers of ViewCast. Each holds the offices listed below and will hold such positions until the next regular meeting of the Board of Directors to be held immediately following the Annual Meeting of Stockholders or until their successors are chosen and qualified by the Board of Directors:

Name	Age	Office Held with Company

John C. Hammock	48	President and Chief Operating Officer
Laurie L. Latham	55	Chief Financial Officer and Senior Vice President of Finance and Administration
Adrian Guihat	52	Chief Technical Officer and Senior Vice President of Product Development

John C. Hammock moved to his current position as President and Chief Operating Officer in July 2011. Mr. Hammock joined ViewCast as Vice President of Sales in February 2010. Prior to joining ViewCast, Mr. Hammock was Vice President of Americas Sales for Kasenna Inc., a publicly-traded provider of software to telecommunications, cable and consumer electronics manufacturers. From 2004 to 2006, he was Senior Vice President of Worldwide Sales for Austin, Texas based Voxpath Networks, a provider of hosted voice over Internet protocol communications solutions for small businesses. From 2000 to 2004, Mr. Hammock was Vice President of Major Accounts for Columbia, MD-based Corvis Corporation, a publicly-traded optical network solutions provider that later became Broadwing Corporation. In addition, Mr. Hammock’s earlier career experience included various roles within the global telecommunications, media and video markets in business development and sales. Mr. Hammock holds a B.S. in Economics from Texas Christian University.
Laurie L. Latham has served as Chief Financial Officer and Senior Vice President of Finance and Administration of ViewCast since December 1999. From 1997 until she joined ViewCast, Ms. Latham served as Senior Vice President and Chief Financial Officer of Perivox Corporation, an interactive communications and direct marketing company. From 1994 through 1997, she was the Vice President of Finance and Administration at Axis Media Corporation. Prior to joining Axis Media Corporation, Ms. Latham had been in public practice with national and regional accounting firms, including KPMG Peat Marwick, and was the Vice President of Finance and Administration for Medialink International Corporation, a food industry technology company located in California. In addition, Ms. Latham’s earlier career experience included roles within the oil and gas, real estate and agricultural industries. Ms. Latham received her B.B.A. from the University of Texas and is a Certified Public Accountant.
Adrian Giuhat serves as Chief Technical Officer and Senior Vice President of Product Development, a recent role he began in September 2010. Prior to joining ViewCast, Mr. Giuhat was a Senior Vice President and CTO of Nexstar Broadcasting Group, a public company that owns and operates 62 TV stations in 14 U.S. states, from 2008 until joining ViewCast. From 2003 to 2008, he was founder and CTO for AvantGuard Technologies a product development, data warehousing, technology consulting company, which defined, developed, and marketed web based products used in video distribution, print advertising and pre-sales lead management. During 2000 to 2003, Mr. Giuhat was the Senior Vice President of Engineering for Digital Generation (DG) Systems (currently known as DG FastChannel Inc.), a leader in content distribution of digital media to over 1,000 TV and 7,000 radio stations across the United States and Canada. Prior to 2000, Mr. Giuhat held senior level product development and management roles with ADC-Teledata, an Israeli telecom company, and with DSC-Alcatel USA, a multi-national telecom provider company. Early in his career, Mr. Giuhat held management engineering roles with Nortel Networks-BNR and Olivetti International. Mr. Giuhat received his M.Sc. and B.S. from the University of Bucharest and M.B.A. from Ottawa University.
Relationships and Related Transactions
Since October 1998, the Company has maintained a credit facility with the Ardinger Family Partnership, LTD., an entity controlled by one of its principal stockholders, Mr. H.T. Ardinger. Most recently, ViewCast.com, Inc., Osprey Technologies, Inc. and VideoWare, Inc. (jointly and severally, the “Borrower”) amended the terms and conditions of the loan and security agreement with the Ardinger Family Partnership, Ltd. effective March 31, 2011. Under the amended terms minimum monthly principal payments of $21,422 will begin December 31, 2011 and any amount outstanding of the primary principal and the secondary principal mature December 31, 2014, subject to certain earlier payment conditions. The interest on the primary principal amount will accrue and be paid monthly based on an interest rate per annum which is the greater of 5.0% or the effective prime rate plus 0.75% (Effective rate of 5.00% as of December 31, 2010 and June 30, 2011). Interest on the secondary principal shall accrue and be paid monthly based on the effective Applicable Federal Rate, as defined in the agreement, (0.32% and 2.00% as of December 31, 2010 and June 30, 2011, respectively). The amended note agreement is secured by all the assets of the Borrower. In the event of default, the Ardinger Family Partnership, LTD. may exercise one or more of the following rights and remedies (i) the entire unpaid balance of principal of the note, together with all accrued but unpaid interest thereon, and all other indebtedness owing to the Ardinger Family Partnership, LTD. or by the Company shall, at the option of the Ardinger Family Partnership, LTD., become immediately due and payable (ii) the Ardinger Family Partnership, LTD., may, at its option, cease further advances.
On March 5, 2009, H.T. Ardinger and the Ardinger Family Partnership, Ltd. exercised the outstanding warrant to purchase 2,500,000 shares of the Company’s unregistered common stock at an amended exercise price of $0.376 per share and the Company received proceeds of $940,000. On March 13, 2009, the Company completed the purchase of certain assets from Ancept Media Server, LLC (“Seller”) related to the development and licensing of software products that provide the management of the life cycle phases of digital media (the “Ancept Assets”) pursuant to the terms of the Asset Purchase Agreement dated March 5, 2009, as amended, by and between the Company and Seller (the “Purchase Agreement”). The source of a significant portion of the cash paid to Seller was obtained by the Company pursuant to the warrant exercise by H.T. Ardinger and the Ardinger Family Partnership, Ltd. on March 5, 2009.

On December 30, 2010, the Company received net proceeds of $745,000 from the private placement of 2,950,847 shares of common stock. The purchase price per share of common stock was approximately $0.2525, which was the weighted average closing price for the ten trading days immediately prior to December 30, 2010. The investors included David W. Brandenburg, a principal stockholder and member of the Board of Directors of the Company, and his spouse.
On May 4, 2011, the Company entered into a Preferred Stock Exchange Agreement (the “Exchange Agreement”) with H.T. Ardinger Jr. (“Ardinger”), Ardinger Family Partnership, Ltd. (the “Ardinger Partnership”), Adkins Family Partnership, Ltd. and RDB Limited, p/k/a Baker Family Partnership, Ltd. to convert the outstanding shares of its Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and to restructure Series E Convertible Redeemable Preferred Stock (the “Series E Preferred Stock), and collectively with the Series B Preferred Stock and Series C Preferred Stock, (the “Preferred Stock”). The exchange agreement and all related changes to the Preferred Stock (collectively the “preferred stock redemption”) have been accounted for as an extinguishment of Preferred Stock.
As of May 4, 2011, 800,000 shares of Series B Preferred Stock were outstanding at a stated value of $10 per share. Ardinger, a principal stockholder of the Company, held 400,000 shares of Series B Preferred Stock, with the remainder held by other existing stockholders. The Series B Preferred Stock was convertible into common stock of the Company at a fixed price of $3.625 per share, subject to certain requirements, which was modified under the Exchange Agreement to $0.60 per share of underlying Common Stock and was converted on May 4, 2011 into a total of 13,333,333 shares of Common Stock.
As of May 4, 2011, 200,000 shares of Series C Preferred Stock were outstanding at a stated value of $10 per share held by Ardinger. The Series C Preferred Stock was convertible into common stock of the Company at a fixed price of $0.60 per share, subject to certain requirements, which remained the conversion price under the Exchange Agreement and was converted on May 4, 2011 into a total of 3,333,333 shares of Common Stock.
Holders of Series B Preferred Stock and Series C Preferred Stock had no voting rights except on amendments to the Company’s Articles of Incorporation to change the authorized shares, or par value, or to alter or change the powers or preferences of their respective preferred stock issues. The Series B Preferred Stock and Series C Preferred Stock carried cumulative dividends of 8% and 9% per year, respectively, and were generally payable semi-annually in arrears in cash or common stock of the Company, at the Company’s option. On May 4, 2011, under the Exchange Agreement, when the Series B Preferred Stock and Series C Preferred Stock were converted into Common Stock, any and all dividends, owed or owing on the Preferred Stock, were cancelled.
The Ardinger Family Partnership, Ltd. holds 80,000 shares of ViewCast’s Series E Preferred Stock with each share having a stated value of $100 with voting rights on an “as converted’ basis with the common stock and accrues no dividends. The liquidation preference on the Series E Preferred Stock is the $100 per share stated value multiplied by 107% if the liquidation event occurs after December 11, 2010.
Under the Exchange Agreement, until May 4, 2012 (the “Temporary Conversion Period”), each outstanding share of Series E Preferred Stock shall be convertible, at the option of the holder of such Series E Preferred Stock, into shares of Common Stock at a temporary conversion price of $0.50 per share of underlying Common Stock (the “Temporary Conversion Price”). If at any time during the Temporary Conversion Period, the Company completes, in one transaction or a series of related transactions, the placement(s) of Common Stock for total aggregate net proceeds of at least $7,000,000 (a “Securities Placement”), each outstanding share of Series E Preferred Stock shall automatically convert into the corresponding number of shares of Common Stock at the Temporary Conversion Price. During the Temporary Conversion Period, if any shares of Series E Preferred Stock are converted, all other outstanding shares of Series E Preferred Stock shall also automatically convert at the Temporary Conversion Price. Upon a conversion of the shares of Series E Preferred Stock during the Temporary Conversion Period, either voluntarily or as a result of a Securities Placement, the Company shall issue 16,000,000 shares of Common Stock in exchange for the 80,000 outstanding shares of Series E preferred stock.
The Company has also agreed under the Exchange Agreement, among other things: (i) that the definition of registrable securities under that certain Registration Rights Agreement, dated December 11, 2006, between the Company and the Ardinger Partnership (the “Registration Rights Agreement”) shall include any shares of Common Stock issued in exchange for the shares of Preferred Stock previously held by Ardinger or the Ardinger Partnership, (ii) that Ardinger shall be a party to the Registration Rights Agreement, and (iii) to use commercially reasonable efforts to: (a) meet the applicable listing requirements of the NASDAQ Stock Market and (b) upon meeting such requirements, list its Common Stock on the NASDAQ Stock Market.

Other than as permitted in the Exchange Agreement, from May 4, 2011 through July 31, 2011, the holders of the shares of Common Stock issued pursuant to the Series B/C Conversion have agreed not to sell or otherwise transfer such shares of Common Stock. Additionally, from August 1, 2011 through January 27, 2012, such holders have agreed to limit any sales or transfers of such Common Stock in accordance with the volume limitations of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), as if such holders were affiliates of the Company. If during the Temporary Conversion Period, a change in control of the Company occurs, these transfer restrictions shall terminate.
Ardinger is the largest stockholder of the Company and the sole general partner of the Ardinger Partnership. Immediately prior to the Series B/C Conversion, Ardinger: (i) directly beneficially held (a) 400,000 shares of Series B Preferred Stock and (b) 200,000 shares of Series C Preferred Stock and (ii) indirectly beneficially held, as sole general partner of the Ardinger Partnership, 80,000 shares of Series E Preferred Stock.
Compliance with Section 16(a) Beneficial Ownership Reporting
Section 16(a) of the Exchange Act requires ViewCast’s officers, directors and persons who beneficially own more than 10% of a registered class of ViewCast’s equity securities to file reports of ownership and change in ownership with the SEC. Officers, directors and greater than 10% stockholders are required to furnish ViewCast with copies of Section 16(a) forms they file.
To ViewCast’s knowledge, based solely on review of the copies of such reports furnished to ViewCast, and written representations that no other reports were required during the year ended December 31, 2010, all of ViewCast’s officers, directors and greater than 10% beneficial owners complied with the applicable Section 16(a) requirements, except that Mr. Brandenburg belatedly reported five transactions. Mr. Brandenburg is now current in his Section 16(a) filings.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General.
The Board of Directors has appointed the firm of BKD, LLP the independent registered public accounting firm for ViewCast for 2011. A representative of BKD, LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from stockholders.
The Board of Directors recommends a vote FOR ratification of BKD, LLP as ViewCast’s independent registered public accounting firm for the 2011 fiscal year.
Audit and Audit Related Fees
Subject to ratification by the stockholders, the Board of Directors has appointed BKD, LLP as our independent registered public accounting firm for the 2011 fiscal year. During the fiscal years ended December 31, 2009 and December 31, 2010, the Company had retained BKD, LLP, to provide audit and other services as follows:

	2009	2010
Audit (1)	$116,275	$111,825
Audit Related Fees (2)	5,000	—
Tax Fees (3)	20,925	23,050

TOTAL	$142,200	$134,875

(1)	Consists primarily of quarterly review and annual audit services

(2)	Consists primarily of review services for Form S-8

(3)	Consists primarily of Federal and State tax services
The Audit Committee does not have a policy for the pre-approval of non-audit services to be provided by the Company’s independent registered public accounting firm. Any such services would be considered on a case-by-case basis. The Audit Committee approved the tax fees for services provided by the independent auditors in fiscal years 2009 and 2010.
Audit Committee Report
The following is a report of the Audit Committee of the Board of Directors (the “Audit Committee”) describing the policies applicable to the review of the Company’s financial statements and audit for the year ended December 31, 2010. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K and the amendment thereto for the year ended December 31, 2010 as filed with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.
Submitted by the Audit Committee of ViewCast.com, Inc.
Joseph Autem, Chairman
Sherel D. Horsley
John W. Slocum, Jr.
Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report is not filed with the SEC and shall not be incorporated by reference into any such filings. This Audit Committee Report is not “soliciting material” and is not subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

CORPORATE GOVERNANCE
Independence of Directors
The Board of Directors is comprised of a majority of directors who qualify as independent according to NASDAQ Stock Market listing standards. Based upon the term “independent” as defined by NASDAQ Stock Market listing standards, the Board of Directors has determined that four of our five directors (Joseph Autem, Sherel D. Horsley, John W. Slocum, Jr. and David W. Brandenburg) are independent. All members of each of the Audit Committee and the Compensation Committee are independent directors.
Annually, the Board of Directors reviews the relationships that each director has with us and our affiliates as well as the criteria and standards for determining independence. Upon review, the Board of Directors affirmatively determines which directors are considered independent.
None of the executive officers of ViewCast served as a member of the board of directors or as a member of the compensation committee or similar board committee of another entity during 2010, which entity had an executive officer serving on the Board of ViewCast or its Compensation Committee. Consequently, there are no interlocking relationships that might affect the determination of the compensation of executive officers of ViewCast.
Board Leadership Structure
The positions of President and Chief Operating Officer are held by Mr. Hammock. In these roles, Mr. Hammock has general charge, supervision and control of the business and affairs of ViewCast and is responsible generally for assuring that policy decisions of the Board are implemented as adopted. As part of his duties, Mr. Hammock is also responsible for planning ViewCast’s growth, for stockholder relations and relations with investment bankers and other similar financial institutions and financial advisors, for exploring opportunities for mergers, acquisitions and new business, and for performing such other duties as the Board may from time to time assign. The position of Chairman of the Board is held by Mr. Platt who previously served as President and Chief Executive Officer of ViewCast. As the Chairman of the Board, Mr. Platt provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities and to be a direct liaison and mentor to Mr. Hammock. We believe this Board leadership structure is appropriate for our Company at this time, in that the role of Chairman of the Board working with the President and Chief Operating Officer promotes experience, leadership and direction for our Company.
The Board recognizes, however, that other leadership models may be appropriate, depending on the circumstances, and that no single Board leadership model is most effective in all circumstances for any company. For this reason, the Board periodically reviews its leadership structure to ensure that the stockholders are best served thereby.
Oversight of Risk Management
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management regarding operational, financial, legal, regulatory and strategic areas including possible areas of material risk to the Company. Both management and the Board have responsibility for risk management though the Board has the ultimate oversight responsibility for the risk process. The Audit Committee assists the Board in its oversight of the Company’s risk assessment and risk management policies. The Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report prepared internally.
Code of Ethics
The Company has adopted a Corporate Compliance Program Guidelines and Ethics Policy that applies to all employees and officers of the Company and its subsidiaries, including the principal executive officer and principal financial and accounting officer. This policy meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K and was filed as Exhibit 14.1 to the Company’s report on Form 10-KSB for the fiscal year ended December 31, 2003.
The Code of Conduct and Ethics is available on our website at www.viewcast.com under the “Company Investor Relations.” You may obtain a copy of the Code of Conduct and Ethics, free of charge, by sending a request in writing to Cordia Leung at the following address: Cordia Leung, ViewCast.com, Inc., 3701 W. Plano Parkway, Suite 300, Plano, TX 75075.

Stockholder Communications with the Board of Directors.
Stockholders may send written communications to our Board of Directors by delivering them to The Board of Directors, Viewcast.com, Inc., at 3701 W. Plano Parkway, Suite 300, Plano, TX 75075. All stockholder communications will be forwarded to the Chairman of the Board of Directors or, if addressed to the Audit or Compensation Committee, forwarded to the appropriate committee chairman.
Meetings of the Board of Directors and Committees
Meetings. The Board of Directors held a total of six meetings during ViewCast’s fiscal year ended December 31, 2010. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which he served.
It is our policy that all directors and nominees should attend the annual meeting of stockholders. All of our directors attended the 2010 Annual Meeting.
The Board of Directors has established two standing committees: the Audit and Compensation Committees.
Audit Committee. The Audit Committee oversees and monitors ViewCast’s financial reporting process and internal control system, reviews and evaluates the audit performed by ViewCast’s independent registered public accounting firm and reports any substantive issues found during the audit to the Board and reviews and evaluates the internal audit program. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee will also review and approve all transactions with affiliated parties. The Board of Directors has adopted a written charter for the Audit Committee, which can be located in the investor relations section of our website at www.viewcast.com.
Directors Autem, Horsley and Slocum serve as the members of the Audit Committee. All members of the committee are independent directors as defined under the NASDAQ Stock Market listing standards. The Audit Committee met four times in the 2010 fiscal year.
The Board of Directors has determined that Mr. Autem qualifies as an “Audit Committee Financial Expert” as that term is defined by applicable SEC rules, and the Board of Directors has designated him as such.
Nomination of Directors. The Board of Directors currently does not have a standing nominating committee and consequently has no nominating committee charter. The Board of Directors believes that it is appropriate under existing circumstances for the Company not to have a nominating committee because the Board is comprised of only six members, four of whom are independent as defined under the NASDAQ Stock Market listing standards. Currently, each member of the Board of Directors participates in the consideration of director nominees.
The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders because the Board believes it can adequately evaluate any such recommendation on a case-by-case basis. However, the Board of Directors would consider for possible nomination, qualified nominees recommended by stockholders. Stockholders who wish to propose a qualified candidate for consideration should submit complete information as to the identity and qualifications of that person to the Secretary of the Company at 3701 W. Plano Parkway, Suite 300, Plano, Texas 75075 sufficiently in advance of an annual meeting.
Absent special circumstances, the Board of Directors will continue to nominate qualified incumbent directors whom the Board believes will continue to make important contributions to the Board and the Company. The Board generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major business issues facing ViewCast. The Board of Directors does not have a formal process for identifying and evaluating nominees for director. However, the Board will evaluate all candidates, whether recommended by stockholders or otherwise, in accordance with the above criteria.
Further, the Board strives to nominate directors who represent an appropriate mix of backgrounds and experiences to best enhance the functions of the Board. The Board does not have a formal diversity policy in place. However, it does consider diversity in the broadest sense when seeking and reviewing potential Board nominees, thus including factors such as age, sex, race, ethnicity and geographic location, as well as a variety of experience and educational backgrounds (such as operations, finance, accounting and marketing experience and education).

Compensation Committee. The Compensation Committee reviews and approves salaries and bonuses for all officers, administers options outstanding under ViewCast’s stock incentive plans, provides advice and recommendations to the Board regarding directors’ compensation and carries out the responsibilities required by the rules of the SEC. The Compensation Committee believes that its processes and oversight should be directed toward attracting, retaining and motivating employees and non-employee directors to promote and advance the interests and strategic goals of the Company. The Compensation Committee does not have any employee members. As requested by the Compensation Committee, the Chief Executive Officer will provide information and may participate in discussion regarding compensation for other executive officers. The Compensation Committee does not routinely utilize outside compensation consultants but considers other general industry information and trends if available. The Board of Directors has not adopted a written charter for the Compensation Committee.
The Compensation Committee has relied on ViewCast’s outside legal counsel for advice as to its obligations under applicable corporate, securities, tax and employment laws, for assistance in interpreting its obligations under compensation plans and agreements, and for drafting plans and agreements to document business decisions. The Compensation Committee has the right to select other legal counsel.
Directors Brandenburg, Horsley and Slocum serve as the members of the Compensation Committee, with Mr. Slocum serving as Chairman. All members of the Compensation Committee are independent directors as defined under the NASDAQ Stock Market listing standards. The Compensation Committee met one time in the 2010 fiscal year.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Executive Officer Compensation
The table below set forth for 2009 and 2010 the compensation of each of our named executive officers.
SUMMARY COMPENSATION TABLE

					Non-Equity
				Option	Incentive Plan	All other
		Salary (1)	Bonus (1)	Awards (2)	Compensation	Compensation (3)	Total
Name and Principal Positions	Year	$	$	$	$	$	$

David Stoner, CEO and President (4)	2010	198,875	4,031	28,742	—	—	231,648
	2009	200,667	—	58,953	—	1,075	260,695
Laurie Latham, CFO and Sr. VP Finance and Administration	2010	171,125	3,469	21,557	—	—	196,151
	2009	172,667	—	36,846	—	925	210,438
Adrian Giuhat, CTO and Sr. VP Product Development (5)	2010	59,564	3,469	43,660	—	—	106,693

(1)
The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year, and include amounts deferred pursuant non-incentive deferred compensation plans.

(2)
Represents the aggregate grant date fair value for options to purchase shares of ViewCast.com, Inc. common stock granted to the named executive during the applicable year calculated in accordance with FASB ASC Topic 718 for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption Stock-Based Compensation in the Management’s Discussion and Analysis and footnotes to the audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)
The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaries employees and do not discriminate in scope, terms and operation. The figure shown for each named executive officer is for employer contributions to a qualified deferred compensation plan (401(k) plan). Our 401(k) plan provides employees with an opportunity to defer compensation for retirement. Employees may contribute up to 60% of compensation, subject to IRS limits. ViewCast matches 50% of the first 4% of employee contributions annually. The Company match was suspended on April 1, 2009 and was resumed January 1, 2011.

(4)	Mr. Stoner’s employment ended in July 2011.

(5)	Mr. Giuhat’s employment began in September 2010.
Compensation Plans
2005 Stock Incentive Plan.
In October 2005, the Company adopted the ViewCast 2005 Stock Incentive Plan (the “2005 Plan”), which replaced its expired stock option plans (the 1995 Employee Stock Option Plan (the “1995 Employee Plan”) and the 1995 Director Stock Option Plan (the “Director Plan”) and became the sole plan for providing equity-based incentive compensation to ViewCast’s employees, non-employee directors and other service providers. Options granted under the expired stock option plans will continue to be subject to the terms of those plans in effect before the effective date of the 2005 Plan. The plan allows for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards and other incentive awards to employees, non-employee directors and other service providers of ViewCast and its affiliates who are in a position to make a significant contribution to the success of ViewCast and its affiliates. The purposes of the plan are to attract and retain individuals, further align employee and stockholder interests, and closely link compensation with ViewCast’s performance. The Compensation Committee of the Board of Directors currently administers options outstanding under the 2005 Plan, the 1995 Employee Plan and the Director Plan.

In October 2009, the Company adopted an amendment to the 2005 Plan to increase the number of available shares under the 2005 Plan from 3,000,000 to 6,000,000 subject to any adjustments in accordance with the previously approved 2005 Plan. As amended, the maximum number of shares available for grant under the 2005 Plan is 6,000,000 shares of Common Stock, plus any shares of Common Stock subject to outstanding awards under ViewCast’s prior stock option plans as of the date the 2005 Plan was approved by ViewCast’s stockholders that later cease to be subject to such awards for any reason other than such awards having been exercised or expired. Such shares shall, as of the date such shares cease to be subject to such awards, cease to be available for grant under the prior stock options plans, but shall be available for issuance under the 2005 Plan. The number of shares available for award under the plan is subject to adjustment for certain corporate changes in accordance with the provisions of the plan.
Employee Stock Purchase Plan.
In October 2005, the Company established the ViewCast 2005 Employee Stock Purchase Plan (the “ESPP”) to provide employees of the Company with an opportunity to purchase common stock through payroll deductions. The plan replaced the Company’s 1995 employee stock purchase plan which expired in April 2005. Under the ESPP, 1,000,000 shares of Common Stock have been reserved for issuance, subject to certain anti-dilution adjustments. The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
Under the ESPP, each ESPP offering is for a period of six months ending March 31 and September 30 of each year. Eligible employees may participate in the ESPP by authorizing payroll deductions during an offering period within a percentage range determined by the Board of Directors. Initially, the amount of authorized payroll deductions is not more than ten percent of an employee’s cash compensation during an offering period, and not more than $25,000 per year. Amounts withheld from payroll are applied at the end of each offering period to purchase shares of Common Stock. Participants may withdraw their contributions at any time before stock is purchased, and in the event of withdrawal such contributions will be returned to participants. The purchase price of the Common Stock is equal to ninety-five percent (95%) of the market price of Common Stock at the end of each offering period (the “Exercise Date”). The Purchase Price may be changed by the Board of Directors or its committee but in any case shall never be lower than 85% of the fair market value of a share of Common Stock on the Exercise Date. ViewCast pays all expenses incurred in connection with the implementation and administration of the ESPP. In 2009 and 2010, Ms. Latham participated in the ESPP.

Stock Awards and Stock Option Grants Outstanding
The following table set forth information regarding stock awards and similar equity compensation outstanding at December 31, 2010, whether granted in 2010 or earlier, including awards that have been transferred other than for value.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Option Awards
					Equity Incentive
					Plan Awards:
	Number of				Number of
	Securities		Number of		Securities
	Underlying		Securities		Underlying
	Unexercised		Underlying		Unexercised		Option
	Options (#)		Options (#)		Unearned Options	Option Exercise	Expiration
Name	Exercisable		Unexercisable		(#)	Price ($)	Date
David T. Stoner	100,000	(1)				1.0940	2/28/2011
	60,000	(1)				0.4850	7/03/2012
	50,000	(1)				0.2850	4/19/2015
	62,500	(2)				0.4200	7/10/2014
	70,833	(3)	4,167			0.4800	2/08/2015
	187,500	(4)				0.4800	2/08/2015
	111,111	(5)	88,889			0.3300	4/15/2016
			200,000	(6)		0.1700	4/01/2017

Laurie L. Latham	100,000	(1)				1.0940	2/28/2011
	60,000	(1)				0.4850	7/03/2012
	50,000	(1)				0.2850	4/19/2015
	62,500	(2)				0.4200	7/10/2014
	59,028	(3)	3,472			0.4800	2/08/2015
	187,500	(4)				0.4800	2/08/2015
	69,444	(5)	55,556			0.3300	4/15/2016
			150,000	(6)		0.1700	4/01/2017

Adrian Giuhat			200,000	(7)		0.2645	9/08/2017

(1)	Fully vested on December 31, 2006.

(2)	Fully vested on July 10, 2008.

(3)	1/3rd vested on 2/8/2009; with 1/36th vesting each month thereafter.

(4)	Fully vested on December 31, 2010.

(5)	12/36th vested on 4/14/2010; with 1/36th vesting each month thereafter.

(6)	12/36th will vest on 4/1/2011; with 1/36th vesting each month thereafter.

(7)	12/36th will vest on 9/8/2011; with 1/36th vesting each month thereafter.
Employment Agreements
ViewCast entered into employment agreements with Mr. Stoner and Ms. Latham. Effective September 6, 2010, we have also entered into an employment agreement with Mr. Giuhat. These employment agreements are currently in effect through August 2012 for Mr. Stoner and Ms. Latham and March 2012 for Mr. Giuhat, and are renewed annually with ongoing automatic one- year renewals unless ViewCast or the executive elects in advance not to renew the agreement. Each such employment agreement provides for (i) annual base compensation ($215,000 for Mr. Stoner and $185,000 for Ms. Latham and Mr. Giuhat); (ii) incentive compensation, at our Board of Directors’ discretion, in an amount up to 30% of base salary at 100% achievement, increasing in a linear fashion for performance in excess of 100%, with no limit, based 50% on meeting profitability goals and 50% on meeting revenue growth targets and such other criteria as determined by the Board of Directors, and (iii) for an eighteen month non-compete and non-solicitation period upon termination. Mr. Stoner and Ms. Latham voluntarily reduced their cash compensation below that provided under their agreements for part of the 2009 and 2010 calendar year.

Under the employment agreement, each executive will be entitled to (i) a lump sum amount equal to six months of annual salary in effect on the date of termination, (ii) beginning six months after termination, the continuation of salary for six months, and (iii) the reimbursement for six months of COBRA premiums if employment is terminated by ViewCast without cause or by the executive due to a significant change in the nature and scope of the authority, powers, functions, benefits or duties attached to his or her position. In the event ViewCast terminates employment following a change in control, the executive will be entitled to (i) a lump sum amount equal to six months of annual salary in effect on the date of termination, and (ii) beginning six months after termination, continuation of salary for six months.
In 2010, ViewCast had provided Mr. Stoner and Ms. Latham the incentive compensation opportunities promised under their employment agreements by means of a 2010 Executive Incentive Compensation Plan. Revenue goals under this plan were $4,200,000; $4,550,000; $4,750,000 and $5,000,000 for the first through the fourth quarters of 2010, with a total annual goal of $18,500,000. Profit goals under this plan, which requires a minimum of $100,000 profit for any period, were $100,000; $100,000; $280,017 and $510,077 for the first through the fourth quarters of 2010, with a total annual goal of $743,065. In 2010, neither executive accrued a bonus under this plan.
In 2009, ViewCast had provided Mr. Stoner and Ms. Latham the incentive compensation opportunities promised under their employment agreements by means of a 2009 Executive Incentive Compensation Plan. Revenue goals under this plan were $4,762,437; $5,261,705; $5,694,043 and $6,031,815 for the first through the fourth quarters of 2009, for a total annual goal of $21,750,000. Profit goals under this plan, which requires a minimum of $100,000 profit for any period, were $100,000; $101,468; $234,896 and $517,180 for the first through the fourth quarters of 2009, for a total annual goal of $891,133. In 2009, neither executive accrued a bonus under this plan.
On July 12, 2011, David T. Stoner resigned his position as a director of ViewCast and his employment was terminated. ViewCast continued to pay Mr. Stoner his continued salary for a period of 12 months under his employment agreement, for a total of approximately $215,000, as well as a special bonus of approximately $11,400, which represents the amount of salary Mr. Stoner would have earned for the period from July 13, 2011 through July 31, 2011. ViewCast also continued to pay Mr. Stoner’s COBRA premiums for six months.
The Board named John C. Hammock as President and Chief Operating Officer of ViewCast effective July 13, 2011 and entered into a letter agreement which provides for a base salary of $215,000 per year. Mr. Hammock’s letter agreement also provides for a bonus opportunity under the Company’s 2011 Executive Incentive Compensation Plan for Mr. Hammock which the Company adopted effective July 13, 2011. This plan provides for ViewCast to pay Mr. Hammock 15% of base salary if quarterly revenue and profit goals are met, and 15% of annual base salary if annual revenue and profit goals are met for a projected annual bonus of $64,500 if 100% of target goals are met. If the target goals are exceeded, the bonus is adjusted in a linear fashion for performance above 100%, with a cap of 150% in the case of the profit component of the target. In order to receive these payments, Mr. Hammock must be employed by ViewCast on the date paid. In addition, pursuant to this letter agreement, on September 21, 2011, ViewCast granted Mr. Hammock stock options to purchase 100,000 shares of ViewCast’s common stock at an exercise price of $0.21 per share, with one third to vest 12 months from the date of grant and the remainder to vest 1/36th each month thereafter.
The employment of all other ViewCast officers is “at will” and may be terminated by ViewCast or the officer at any time, for any reason or no reason.
Director Compensation
In May 1995, ViewCast adopted a 1995 Director Option Plan (the “Director Plan”) under which only outside directors were eligible to receive non-statutory stock options. The Director Plan terminated on April 21, 2005. As amended and approved by stockholder vote during 2002, a total of 500,000 shares of Common Stock were authorized for issuance under the Director Plan. As of March 31, 2011, options to purchase an aggregate of 40,000 shares at exercise prices ranging from $0.26 to $0.755 per share had been granted and were outstanding under the Director Plan.
The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Each share grant vests at the rate of 25% of the option shares upon the first anniversary of the date of grant and one forty-eighth of the options shares per month thereafter, unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the Director Plan. On December 22, 2005, the Board of Directors of ViewCast approved accelerating the vesting of “out-of-the-money” unvested options previously awarded to employees, officers and directors under ViewCast’s stock option plans with an exercise price greater than $0.30 per share. The number of “out-of-the-money” unvested options under the Director Plan that were accelerated in 2005 and were held by directors as of August 31, 2010 are as follows: Joseph Autem — 14,376 options. In the event of a merger of ViewCast with or into another corporation or a consolidation, acquisition of assets or other change in control transaction involving ViewCast, each option becomes exercisable unless assumed or an equivalent option substituted by the successor corporation.

Except for the Chairman of the Board of the Company, Directors who are not independent directors or employees currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Following Mr. Platt’s retirement on July 31, 2008 from the position of Chief Executive Officer of the Company, he has continued as Chairman of the Board of the Company and effective July 12, 2011, as Executive Chairman. For services rendered to ViewCast as Chairman of the Board, Mr. Platt receives annual compensation of $65,000. Mr. Platt receives no additional cash compensation for serving as Chairman other than reimbursement of reasonable expenses incurred in attending meetings. Mr. Platt voluntarily reduced his cash compensation below $65,000 for part of the 2009 and 2010 calendar year.
On June 20, 2006 and as subsequently modified on October 8, 2008, the Board of Directors of ViewCast.com, Inc. approved the policy for the compensation of independent directors by compensating such individuals with cash and equity designed to both reward such independent directors for services rendered to the Corporation and to link a portion of their compensation to the performance of the Corporation by means of equity grants as follows:
•
Each independent director of the Corporation shall be paid a cash retainer equal to $500 per month with an additional cash payment for each meeting of the Board of Directors of the Corporation equal to $1,000 if attended in person and $250 if attended by telephone; and

•
Each independent director of the Corporation who has not previously served on the Board of Directors of the Corporation shall be granted options under the 2005 Stock Incentive Plan, as described below, to acquire 50,000 shares of the Corporation upon the appointment to the Board of Directors with such option grant to vest one year from the date of grant; and

•
Each independent director of the Corporation shall be granted options under the 2005 Stock Incentive Plan to acquire 25,000 shares of the Corporation each year immediately following the date of the Corporation’s annual meeting, provided that such independent director shall have served as a director of the Corporation at least twelve months prior to the date of such grant, with such option grant to vest one year from the date of grant.

The exercise price of each option granted to an independent director under the 2005 Plan is equal to the fair market value of the Common Stock on the date of grant. As of March 31, 2011, options to purchase an aggregate of 508,335 shares at an exercise price ranging from $0.17 to $0.475 per share had been granted to independent directors and were outstanding under the 2005 Plan and 16,665 options previously granted have been exercised at an exercise price of $0.20 per share.
The following table sets forth information regarding compensation earned by the non-employee directors of ViewCast.com, Inc. during the last fiscal year ending December 31, 2010.
Director Compensation Table

	Fees Earned or Paid	Option Awards ($)
Name	in Cash ($) (1)	(2)	Total ($)
George C. Platt, Chairman	60,125	7,186	67,311
Joseph Autem	10,400	8,641	19,041
David W. Brandenburg	10,475	8,641	19,116
Sherel D Horsley	11,150	8,641	19,791
John W Slocum, Jr	10,150	8,641	18,791

(1)	Includes meeting fees earned during the fiscal year, whether such fees were paid currently or deferred.

(2)
Represents the aggregate grant date fair value for options to purchase shares of ViewCast.com, Inc. common stock granted to the director during the applicable year calculated in accordance with FASB ASC Topic 718 for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption Stock-Based Compensation in the Management’s Discussion and Analysis and footnotes to the audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2010. As of December 31, 2010, the aggregate outstanding option awards to each non-employee director were: Mr. Platt — 732,500; Mr. Autem — 165,000; Mr. Brandenburg — 100,000; Mr. Horsley — 150,000; Mr. Slocum — 133,335.

ADDITIONAL INFORMATION
Stockholder Proposals
Any shareholder proposal intended for inclusion in our proxy statement and proxy card relating to our 2012 Annual Meeting of Shareholders must be received by us by July 2, 2012, pursuant to the proxy solicitation regulations of the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require ViewCast to include in its proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act.
Annual Report
A copy of ViewCast’s Annual Report on Form 10-K for the year ended December 31, 2010, including the financial statements and notes thereto, is being mailed to the stockholders of record along with this Proxy Statement. The Annual Report on Form 10-K is not incorporated by reference in this Proxy Statement and is not considered a part of the proxy materials.
Annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge from ViewCast’s internet site, www.viewcast.com, by clicking on “About Us” located on the home page, proceeding to “Investor Relations” and selecting “Financial Filings.”
ViewCast will furnish any or all of the non-confidential exhibits upon payment of a reasonable fee. Please send request for exhibits and/or fee information to:
ViewCast Corporation
3701 W. Plano Parkway, Suite 300
Plano, TX 75075
Attn: Corporate Secretary
Householding of Annual Meeting Materials
Services that deliver our communications to stockholders that hold their stock through a bank, broker or other nominee holder of record may deliver to multiple stockholders sharing the same address a single copy of our Annual Report and Proxy Statement. We will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any stockholder at a shared address to whom a single copy of the documents was delivered. Written requests should be made to ViewCast.com, Inc., 3701 West Plano Parkway, Suite 300, Plano, Texas 75075, Attention: Corporate Secretary’s Office, and oral requests may be made by calling our Corporate Secretary’s Office at 972-488-7200. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee holder of record.
OTHER MATTERS
The Board of Directors knows of no other business matters to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

John C. Hammock Chief Operating Officer
Date: October 31, 2011

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY	PROXY
VIEWCAST CORPORATION
3701 W. Plano Parkway, Suite 300
Plano, TX 75075
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints David W. Brandenburg and George C. Platt, and each of them, agents with full power of substitution, to vote as proxy all the Voting Shares, as defined in the Proxy Statement, of ViewCast.com, Inc. held of record by the undersigned on October 12, 2011, at the Annual Meeting of Stockholders of ViewCast.com, Inc. to be held on November 30, 2011, and at any adjournment or postponement thereof, in the manner indicated on the reverse hereof and in their discretion on such other matters as may properly come before said meeting or any adjournments thereof.
(continued and to be marked, dated and signed on reverse side)

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES LISTED BELOW FOR ELECTION AS DIRECTORS AND FOR PROPOSAL 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.
Please mark your votes like this	☒

1.	ELECTION OF DIRECTORS	FOR	WITHHELD			FOR	AGAINST	ABSTAIN
	NOMINEES: (01) George C. Platt	☐	☐	2.	RATIFICATION OF THE APPOINTMENT OF BKD, LLP AS VIEWCAST’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR.	☐	☐	☐
	(02) Joseph Autem	☐	☐
	(03) David W. Brandenburg	☐	☐
	(04) John W. Slocum, Jr.	☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature (if held jointly)	Dated:	, 2011.

When signing as Executor, Administrator, Trustee or the like, please give full title.